Weil, Gotshal & Manges LLP
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November 19, 2009
Archipelago Learning, Inc.
3400 Carlisle Street, Suite 345
Dallas, TX 75204
Ladies and Gentlemen:
     We have acted as counsel to Archipelago Learning, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-8 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the offer, issuance and sale by the Company of (i) 2,198,172 shares of common stock, par value $0.001 per share (“the Common Stock”), of the Company (the “Omnibus Plan Shares”), which may be issued pursuant to the Archipelago Learning, Inc. 2009 Omnibus Incentive Plan (the “Omnibus Plan”) to be filed or incorporated by reference as Exhibit 10.1 to the Registration Statement, and (ii) 500,000 shares of Common Stock (the “ESPP Shares”), which may be issued pursuant to the Archipelago Learning, Inc. 2009 Employee Stock Purchase Plan (the “ESPP”), to be filed or incorporated by reference as Exhibit 10.2 to the Registration Statement.
     In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the form of the Certificate of Incorporation of the Company to be filed with the Secretary of State of the State of Delaware prior to the consummation of the initial public offering contemplated by the Company’s Registration Statement on Form S-1, File No. 333-161717 (as amended, and including any subsequent registration statement on Form S-1 filed pursuant to Rule 462(b), the “IPO Registration Statement”), filed as Exhibit 3.1 to the IPO Registration Statement; (ii) the form of the Bylaws of the Company to be effective prior to the consummation of the initial public

Archipelago Learning, Inc.
3400 Carlisle Street, Suite 345
Dallas, TX 75204

offering contemplated by the IPO Registration Statement, filed as Exhibit 3.2 to the IPO Registration Statement; (iii) the Omnibus Plan; (iv) the ESPP; (v) the Registration Statement; (vi) the form of Common Stock Certificate of the Company; and (vii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.
     In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.
     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that (i) the Omnibus Plan Shares have been duly authorized and, when issued and delivered upon the receipt of consideration constituting lawful consideration under Delaware law in accordance with the Omnibus Plan, will be validly issued, fully paid and non-assessable and (ii) the ESPP Shares have been duly authorized and, when issued and delivered upon the receipt of consideration constituting lawful consideration under Delaware law in accordance with the ESPP, will be validly issued, fully paid and non-assessable.
     The opinion expressed herein is limited to the corporate laws of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.
     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to any reference to our firm in the prospectus which is a part of the Registration Statement.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP